Dean Heller                                             Filed: C12753-04
Secretary of State
204 North Carson Street, Suite 1                           May 24, 2004
Carson City, Nevada 89801-4299
(775) 684 5708

====================================

      CERTIFICATE OF AMENDMENT
      (Pursuant to NRS 78.380)

====================================

Important:  read attached instructions before completing form.

            Certification of Amendment to Articles of Incorporation
            -------------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------
              (Pursuant to NRS 78.380 - Before Issuance of Stock)

1.   Name of Corporation: FIRST MEDITERRANEAN GOLD RESOURCES INC.

2. The articles have been amended as follows (provide article numbers, if available):

     Article 1:  Name of Corporation:  ADVANTAGE OPPORTUNITY CORP.

3. The undersigned declare that they constitute at least two-thirds of the incorporators [ ], or of the board of directors [X]. (check one box only)

4.   Effective date of filing (optional):

5. The undersign affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6.   Signature


/s/  David Goldberg
-----------------------------------------    ----------------------------------
     Signature                                          Signature

* If more than two signatures, attach an 81/2x 11 plain sheet with the additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE